Exhibit 10.1
朗源化工股权转让协议
Lang Chemical Equity Transfer Agreement

甲方(转让方)：CDI CHINA, INC.
地址：431 Fairway Drive, Ste.200, Deerfield Beach, FL 33441
法定代表人：Yuejian Wang
职务：首席执行官
国籍：美国

Party A (Transferor): CDI CHINA, INC.
Location: 431 Fairway Drive, Ste.200, Deerfield Beach, FL 33441, United States
Legal Representative: Yuejian Wang
Position: CEO
Nationality: United States

乙方(受让方)：Black stone chemical limited
地址：上海市大连路970号9号楼901室 邮编200092
法定代表人：韩宇
职务：董事长
国籍：中国

Party B (Transferee): Black stone chemical limited
Location: 970, Dalian Road, Maision 9, # 901, Shanghai, China, 200092
Legal Representative: Yu Han
Position: Chairman
Nationality: China

丙方：上海朗源化工有限公司、竺倩、陈敬东
地址：上海市大连路970号9号楼901室 邮编200092
Party C: Shanghai Lang Chemical Co., Ltd., Qian Zhu, Jingdong Chen
Location: 970 Dalian Road, Mansion 9 #901, Shanghai, China. 200092

鉴于甲、乙、丙三方根据《中华人民共和国中外合资经营企业法》等法律、法规和上海朗源化工有限公司(以下简称：公司)章程的规定，经友好协商，本着平等互利、诚实信用的原则，签订本股权转让协议，以资三方共同遵守。
WHEREAS, According to the Law of the People's Republic of China on Chinese-foreign Joint Ventures, the regulation of Shanghai Lang Chemical Co., Ltd. (“the Company”) and other related laws and regulations. In consideration of equality and mutual benefits to both parties, after friendly discussion, Party A, Party B and Party C are willing to enter the following equity transfer agreement:

第一条 股权的转让
1、 甲方将其持有该公司2%的股权转让给乙方，将其持有该公司49%的股权转让给丙方。
2、 乙方、丙方同意接受上述转让的股权;
3、甲、乙、丙三方确定的转让价格为1221531.68美元，其中，乙方受让的2%，转让价格为47903.20美元；丙方受让的49%，转让价格为1173628.48美元。
4、 甲、丙双方保证向乙方转让的股权不存在第三人的请求权，没有设置任何质押，未涉及任何争议及诉讼。
5、 本次股权转让完成后，乙方即享受给公司 2%的股东权利并承担义务，丙方即享受给公司 49%的股东权利并承担义务。甲方不再享受相应的股东权利和承担义务。
6、甲方承诺配合乙方、丙方办理相关股权变更的申请、登记等法律手续并承担由此发生的相关税费（可在丙方应付管理费中抵扣）。
7、乙方、丙方承诺在政府相关部门同意股权变更的批文下达后的规定期内，首付不低于600000美元的转让款，余款在一年内完成转让（如遇特殊情况，经董事会同意后，可向政府相关部门提出余款延付一年的申请）。

1. Equity Transfer:
1.1 Party A agrees to transfer its owned 2% equity of the Company to Party B, and 49% of its owned equity to Party C
1.2 Party B and Party C agree to acquire the equity mentioned above.
1.3 The transfer price is decided by Party A, Party B and Party C. The price is $ 1,221,531.68. Among which, the transfer price for the 2% equity acquired by Party B is $ 47,903.20; while the price for the 49% equity acquired by Party C is $ 1,173,628.48.
1.4 Party A and Party C guarantee that the equity does not include any pledge, claim of a third party, or any dispute or lawsuit.
1.5 Upon the completion of this agreement, Party B shall bear all the rights and obligations of the 2% transferred equity, Party C shall bear the rights and obligations of the 49% transferred equity. Party A shall no longer bear any shareholder rights or obligations.
1.6 Party A agrees to assist Party B and Party C to finish the related approval, authorization, registration and other legal process, and bear for all the tax and expenses of the processes mentioned above (which can be deducted from the administrative fee that shall be paid by Party C).
1.7 Party B and Party C agree to make the first payment (no less than $600,000) within 10 days after the approval of this equity transfer agreement by the Administration of Foreign Exchange (the “Approval Date”). The remaining balance of the transfer price will be paid within one year of the Approval Date. (For certain special situation, with the consent of the board of directors, Party B and Party C can apply for a one year delay to the related government department.)

第二条 转让款的支付
转让款总计为人民币1221531.68美元，乙方、丙方从政府部门同意股权转让的批文下达后的一年内按约定分期支付给甲方（按外管局规定是按原币种原路返还入境投资款）；丙方为乙方股权转让款的支付承担保证责任。乙方、丙方在转让款全部完成支付前，丙方每季末仍按年利率6%×甲方投资款余额的计算方式支付甲方管理费。

2. Term of the payment
The total transfer price is $1,221,531.68, Party B and Party C shall pay to Party A according to the determined payment schedule within one year period after the Approval Date. (According to the rules of Administration of Foreign Exchange, the investment shall be paid back directly with the same currency and the same path), Party C shall undertake the warranty liability of the Payment for Party B. Before the Transfer Price is fully paid, Party B and Party C shall pay administrative fee to Party A every quarter at the annual rate of 6% of the unpaid amount.

第三条 违约责任
1、本协议正式签订后，任何一方不履行或不完全履行本协议约定条款的，即构成违约。违约方应当负责赔偿其违约行为给守约方造成的损失。
2、 任何一方违约时，守约方有权要求违约方继续履行本协议。

3. Breach
3.1 Upon the sign off of this agreement, any Party that does not perform or fully perform the articles regulated in this agreement shall be deemed as a breach. The default party (parties) shall bear all the loss to the innocent party (parties) caused by the breach.
3.2 The innocent party (parties) shall have the right to request the default party to continue this agreement when a breach happens.

第四条 适用法律及争议解决
1、 本协议适用中华人民共和国的法律。
2、凡因履行本协议所发生的或与本协议有关的一切争议三方应当通过友好协商解决;如协商不成，可提交上海仲裁委员会仲裁。

4. Applicable laws and dispute settlement
4.1 The laws of PRC are applicable for this agreement.
4.2 If there is any dispute during the execution of this agreement, the dispute shall be settled through friendly consultations. If the dispute cannot be settled through consultations, both parties agree to file to Shanghai Arbitration Commission for arbitration.

第五条 协议的生效及其他
1、本协议经三方签字盖章后生效。
2、本协议生效之日起，丙方即按本协议精神，开始操作公司的股权变更申请、登记等相关手续。甲方、乙方定当全力配合。
3、如有未尽事宜，三方另行磋商。（补充协议同本协议具有同等法律效应）
4、本合同一式六份，甲、乙、丙三方各持二份。

5. The effectiveness and miscellaneous
5.1 This agreement shall take effect after the sign off by all three parties.
5.2 After the agreement takes effect, Party C shall start to operate the application, registration and other related equity transfer process according to this Agreement. Party A and Party B shall fully assist Party C with these matters.
5.3 If there is any other open item, all three parties shall make further consultation and enter further amendments. （The amendments shall have the same legal rights as this agreement）
5.4 There are six copies of this agreement, each party holds two copies.

甲方：CDI CHINA, INC. （盖章)
法定代表人(签字)

乙方：Black stone chemical limited（盖章）
法定代表人(签字)

丙方：上海朗源化工有限公司（盖章)
竺倩(签字)：
陈敬东（签字）：
签订日期：2012年09月28日

Party A: CDI CHINA, INC. （Stamp）
Legal Representative  /s/: Yuejian Wang

Party B: Black stone chemical limited （Stamp）
 Legal Representative /s/: Yu Han

Party C: Shanghai Lang Chemical Ltd.（Stamp）
       /s/: Qian Zhu
      /s/: Jingdong Chen

Date: 09/28/2012